SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

 Filed by the Registrant /X/

 Filed by a Party other than the Registrant / /

 Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          YONKERS FINANCIAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

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/ / Fee paid previously with preliminary materials.

/ / Check  box  if  any part of the fee is offset as  provided  by  Exchange Act
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    number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
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         (3)      Filing Party:
         (4)      Date Filed:

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                   [YONKERS FINANCIAL CORPORATION LETTERHEAD]


                                January 18, 2000

Dear Fellow Shareholder:

     We are writing on behalf of the Board of Directors to announce the appointment of Fredric H. Gould to your Board of Directors. Mr. Gould has more than forty years experience in real estate and finance and will be a valuable member of our team. Mr. Gould currently beneficially owns approximately 11.5% of the outstanding shares of the common stock.

     In connection with this appointment, the Company and Mr. Gould have entered into an agreement providing, among other things and subject to certain exceptions, that Mr. Gould will vote his shares as recommended by the Board of Directors at least until March 31, 2002. The Board of Directors appreciates Mr. Gould's vote of confidence and is looking forward to working with him to continue to build your Company and maximize shareholder value. For additional information, please see the enclosed press release, which was issued on January 14, 2000.

     YOUR BOARD UNANIMOUSLY RECOMMENDS YOU VOTE FOR YOUR BOARD'S NOMINEES BY COMPLETING AND RETURNING THE ENCLOSED WHITE PROXY CARD TODAY. DO NOT RETURN OR VOTE ANY GOLD PROXY CARDS!

     We thank you for your continued support.


                        Sincerely,


                        /s/ William G. Bachop     /s/ Richard F. Komosinski
                        ----------------------    -------------------------
                        William G. Bachop         Richard F. Komosinski
                        Chairman of the Board     President and Chief
                                                   Executive Officer

Enclosure




                                   Important

     If you own shares in "street name" (in a brokerage firm or bank), please contact your broker or bank and direct them to vote "FOR" your Board's nominees on the WHITE proxy card.

     If you have any questions on how to vote your shares, please call our proxy solicitor, Regan and Associates, at 1-800-737-3426. If you have any questions about our goals or our progress, please feel free to call us directly at 914-965-2500 ext. 101.

January 14, 2000                        Contact: Richard Komosinski
                                                 (914) 965-2500

                 YONKERS FINANCIAL CORPORATION ANNOUNCES VOTING
                       AGREEMENT AND BOARD SEAT FOR GOULD


     Yonkers,  New York- Yonkers Financial  Corporation (Nasdaq National Market:
YFCB) announced today that it has entered into an agreement with Fredric H.Gould and related parties, who together beneficially own approximately 11.5% of theCorporation's stock, to appoint and reappoint, if necessary, Mr. Gould to aseat on the board of both Yonkers Financial Corporation and its subsidiary,Yonkers Savings and Loan Association FA, for a period to expire no earlier than March 31, 2002.

     Richard F. Komosinski, President and Chief Executive Officer of Yonkers Financial Corporation, stated: "We are very pleased to have reached this agreement with Mr. Gould. His significant experience with financial institutions and his broad and successful business background will make him a valuable addition to our board. We believe that Mr. Gould shares our vision regarding the future of this company."

     Mr. Gould and his group agreed with the Corporation as follows: 1) not toacquire, or offer to acquire, directly or indirectly, more than 24.9% of the Corporation's outstanding stock, unless a bona fide third party makes a proposal to acquire 25% or more of the outstanding stock; 2) not to transfer or sell, directly or indirectly, beneficial ownership of or the right to vote their shares of the Corporation, other than in certain open market transactions, without the approval of the Board of Directors, which approval will not be unreasonably withheld; 3) not to solicit proxies, directly or indirectly, or become a participant or engage in a solicitation with respect to any matter not recommended or approved by the Corporation or do any of the foregoing on behalf of any nominee for election as a director who is not supported or was not nominated by the Corporation; 4) not to, directly or indirectly, submit or encourage the submission of any nomination for election as director or any stockholder proposal for business at a meeting of the Corporation's stockholders; 5) to vote all shares beneficially owned in favor of any proposal or nominee for election as director submitted by the Corporation, against any proposal or nominee for election as director opposed by the Corporation, and in accordance with the recommendation of the Corporation on procedural matters; 6) except as otherwise required by Mr. Gould's fiduciary duty as a director, not to join with or assist any person in opposing, or make any statement in opposition to, any proposal or director nomination submitted by the Corporation to shareholders or supporting in any way any proposal submitted to a vote of the Corporation's stockholders that is opposed by the Corporation. Notwithstanding the provisions of this Section 6, in the event that a proposal not involving,
(a) the sale or merger of the Corporation (or the solicitation of bids or the hiring of an investment banker to explore methods to maximize shareholder value or similar proposals), (b) the hiring of an investment banker or the establishment of a committee or other mechanism to explore the Corporation's strategic options, or (c) the election of directors, is introduced for consideration at a shareholder meeting and such proposal is not approved by the Corporation's Board of Directors, then Mr. Gould and his group may vote their shares for such proposal in the same proportion as the number of votes otherwise cast for the proposal bears to the number of shares voted with respect to the proposal; 7) not to vote, directly or indirectly, for any nominee for election to the board other than those nominated or supported by the Corporation; 8) not to directly or indirectly solicit or initiate any communication regarding any acquisition offers for the Corporation; 9) not to, directly or indirectly, engage in any litigation with the Corporation except as may occur in the ordinary course of business;
10) not to provide any funds, services or facilities to any person to effect any of the foregoing prohibited activities; and 11) not to deposit any of their shares into a voting trust or enter into a voting agreement or other similar arrangement regarding their shares of the Corporation.

The agreement expires on March 31, 2002.

     Yonkers Financial Corporation was organized in 1995 as the holding company for The Yonkers Savings and Loan Association, F.A. Yonkers Savings serves the financial needs of communities in its market area through four traditional retail offices and one lending center located in Yonkers, New York and five in-store branches, located in Wappingers Falls, Yorktown Heights, Mt. Vernon, Cortlandt Manor and Poughkeepsie, New York.

     At December 31, 1999 the Company had consolidated total assets of $506.2 million and stockholders' equity of $31.6 million.

                                      -END-

                                                            REVOCABLE PROXY
                                                    YONKERS FINANCIAL CORPORATION
/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

        ANNUAL MEETING OF STOCKHOLDERS                                                                                With-  For All
              JANUARY 27, 2000                                                                                   For  hold   Except
                                                                   I. The election of the following directors
                                                                      for a three-year term to expire in 2003:   /_/   /_/    /_/

    The  undersigned  hereby appoints the Board of Directors        DONALD R. ANGELILLI   WILLIAM G. BACHOP   EBEN T. WALKER
of Yonkers  Financial  Corporation (the "Company"),  and its
survivor,  with  full  power  of  substitution,  to  act  as        INSTRUCTION: TO VOTE FOR ALL NOMINEES, MARK THE BOX "FOR." TO
attorneys and proxies for the undersigned to vote all shares        WITHHOLD  AUTHORITY  TO VOTE  FOR ALL  NOMINEES, MARK THE BOX
of common  stock of the  Company  which the  undersigned  is        "WITHHOLD."  TO  WITHHOLD  AUTHORITY  TO VOTE FOR ONE OR MORE
entitled to vote at the Annual Meeting of Stockholders  (the        NOMINEES, BUT NOT ALL NOMINEES, MARK THE BOX "FOR ALL EXCEPT"
"Meeting"),  to be  held on  January  27,  2000 at a  branch        AND  WRITE  THE  NAME(S)  OF THE NOMINEE(S) FOR WHOM YOU WISH
office of The  Yonkers  Savings  and Loan  Association,  FA,        TO  WITHHOLD  YOUR VOTE IN THE SPACE PROVIDED BELOW.
located at 2320 Central Park Avenue,  Yonkers,  New York, at
6:00 p.m. New York time, and at any and all  adjournments or        ----------------------------------------------------------------
postponements thereof, as follows:


                                                                                                             For   Against   Abstain

                                                                    II. The ratification of the appointment  /_/     /_/       /_/
                                                                        of  KPMG  LLP as  the   independent
                                                                        auditors  of  the  Company for  the
                                                                        fiscal  year  ending  September 30,
                                                                        2000.


                                                                       In their discretion, the Board of Directors, as proxy for the stockholder,  is authorized to vote on such other matters as may
                                                                    properly  come  before  the  Meeting  or  any   adjournments  or
                                                                    postponements thereof.

                                                                       THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE "FOR" EACH OF THE
                                                                    NOMINEES  LISTED  HEREIN  AND  "FOR"  THE  RATIFICATION  OF  THE
                                                                    APPOINTMENT OF KPMG LLP.

                                                                       THIS PROXY WILL BE VOTED AS DIRECTED,  BUT IF NO INSTRUCTIONS
                                                                    ARE  SPECIFIED, THIS  PROXY  WILL  BE  VOTED  FOR  EACH  OF  THE
                                                                    NOMINEES   NAMED  HEREIN  AND  FOR  THE   RATIFICATION   OF  THE
                                                                    APPOINTMENT  OF KPMG LLP. IF ANY OTHER  BUSINESS IS PRESENTED AT
                                                                    THE  MEETING,  THIS PROXY WILL BE VOTED AS DIRECTED BY THE BOARD
                                                                    OF  DIRECTORS IN ITS BEST  JUDGMENT.  AT THE PRESENT  TIME,  THE
                                                                    BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT
                                                                    THE MEETING.


Please be sure to sign and date         Date
this Proxy in the box below.
                                        -----------------


---------------------------------------------------------


-------Stockholder sign above---------Co-holder (if any) sign above-----


  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. ->

                          YONKERS FINANCIAL CORPORATION

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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of the Board of Directors as attorneys and proxies for the undersigned shall be deemed terminated and of no further force and effect.

      The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Annual Meeting, a Proxy Statement dated December 6, 1999, and the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1999.

      Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL THIS PROXY CARD TODAY

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